UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                                 ____________

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

             Date of Report (Date of earliest event reported)
                     March 5, 2008 (February 29, 2008)
                                 ____________

                       DIALYSIS CORPORATION OF AMERICA
         (Exact name of registrant as specified in its charter)

          Florida                       0-8527             59-1757642
(State or other jurisdiction          (Commission         (IRS Employer
      of incorporation)               File Number)       Identification No.)

1302 Concourse Drive, Suite 204, Linthicum, MD                 21090
   (Address of principal executive offices)                 (Zip Code)

      Registrant's telephone number, including area code: (410) 694-0500

                                 ____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors;
          Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

     The Company announced in its February 29, 2008 press release the appointment of Andrew Jeanneret, Vice President, Finance, to the position of Chief Financial Officer, which is to be effective upon the Company filing its annual report on Form 10-K for the year ended December 31, 2007. Mr. Jeanneret will be replacing Daniel R Ouzts, who had been serving as the Company's Chief Financial Officer since November, 2005. Mr. Ouzts continues as a Vice President, Finance, Chief Accounting Officer and Treasurer of the Company, the later two positions he has held since 1996. Mr. Ouzts is a certified public accountant.

     Andrew Jeanneret, 43 years of age, joined the Company as Vice President, Finance in July, 2007. Mr. Jeanneret has 22 years experience in corporate accounting and finance, most recently since October, 2006, as Vice President of Finance for HealthExtras, Inc., a public company engaged in pharmacy benefit management. For the immediately preceding nine months Mr. Jeanneret engaged in financial and accounting consulting. From August, 2004 to January, 2006, Mr. Jeanneret was Vice President, Controller and Chief Accounting Officer for Guilford Pharmaceuticals Inc., a publicly held specialty pharmaceutical company that merged with MGI Pharma, Inc. in October 2005, and for the prior two years was Vice President of Finance for a private company manufacturing and selling hip, knee and spinal implants.

     Although there is no term of employment or formal employment agreement with Mr. Jeanneret, it was part of his employment arrangement with the Company in July, 2007, that upon his promotion to Chief Financial Officer, he is to be granted an incentive stock option under the Company's 1999 Stock Incentive Plan for 50,000 shares of the Company's common stock, exercisable for five years at $12.18 per share. Mr. Jeanneret's option vests in equal increments of 12,500 shares at the end of each 12 month period from the date of grant, February 29, 2008. The option requires the affiliation of Mr. Jeanneret with the Company at the time of vesting, otherwise whatever shares have not vested at such cessation of affiliation will be forfeited; provided, the option continues in force with any successor entity without any affiliation requirement with such successor.


Item 8.01 Other Events

     The Company amended its 1999 Stock Incentive Plan primarily for clarification and certain ministerial modifications, one of which clarified that an optionee need not have any affiliation with a successor entity in order for the option to continue to be exercisable. Also, upon a change in control as defined in the Plan, there is full exercisability and vesting of an option, except as may be determined by the board of directors. The latter exception was added to clarify the board's determination of the terms and conditions of awards as otherwise provided in the Plan. A copy of the modified Plan is attached to this Current Report. There were no material amendments or other modifications to the Plan that require shareholder approval under the Plan.

Item 9.01 Financial Statements and Exhibits

     (d) Exhibits

         (99) Additional Exhibits

              (i)  Press release dated February 29, 2008.

              (ii) Dialysis Corporation of America 1999 Stock Incentive Plan,
                   as amended.

                             SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       DIALYSIS CORPORATION OF AMERICA

                                          /s/ Stephen W. Everett
                                       By______________________________
                                         STEPHEN W. EVERETT
                                         President and Chief Executive
                                           Officer

Dated:  March 5, 2008

                             EXHIBIT INDEX

 Exhibit
 Number
 -------
  (99) Additional Exhibits

       (i)  Press release dated February 29, 2008.

       (ii) Dialysis Corporation of America 1999 Stock Incentive Plan, as amended